EXHIBIT (a)(2)


                             MEDIS TECHNOLOGIES LTD.

                         OFFER TO EXCHANGE AND EXERCISE

                                   ----------

                                  ELECTION FORM

                                   ----------

     This Election Form ("Election Form") relates to the offer (the "Offer") by Medis Technologies Ltd. ("Medis") described in the Offer to Exchange and Exercise dated September 3, 2003 (the "Offer to Exchange and Exercise") distributed to holders of currently outstanding warrants issued pursuant to Medis' 2002 shareholder loyalty program ("Loyalty Program Warrants"). To participate in the Offer and exchange your Loyalty Program Warrants for New Warrants (as described in the Offer to Exchange and Exercise), you must (a) properly complete, sign, date and deliver to Medis this Election Form pursuant to the Instructions accompanying this Election Form, (b) deliver to Medis the original executed agreement evidencing your Loyalty Program Warrants and (c) deliver to Medis the aggregate exercise price of your New Warrants pursuant to the Offer, by no later than the expiration of the Offer. The Offer will expire at 5:00 p.m. Eastern Time on September 30, 2003, unless extended.

     If Medis receives one or more Election Forms and one or more Withdrawal Forms signed by you, Medis will give effect to the form bearing the latest date and, if two forms bear the same date, then the form received last.

     If you participate in the Offer and exchange your Loyalty Program Warrants for New Warrants together with the aggregate exercise price of your New Warrants, all of such Loyalty Program Warrants will be cancelled and shares of Medis' common stock and one-year warrants underlying the New Warrants will be issued promptly after the expiration of the Offer, in accordance with and subject to the terms and conditions described in the Offer to Exchange and Exercise.

          Questions may be directed to us at (212) 935-8484.

                                   ----------

ACKNOWLEDGEMENT AND SIGNATURE:

     By properly completing, signing and dating this Election Form and delivering it to Medis pursuant to the Instructions accompanying this Election Form and as set forth in the Offer to Exchange and Exercise, I voluntarily elect to (a) exchange the number of my Loyalty Program Warrants indicated below for New Warrants, (b) exercise the same number of New Warrants and (c) participate in and agree to all of the terms of the Offer, as described in the Offer to Exchange and Exercise. I have also indicated below the aggregate exercise price of the New Warrants I am including herewith or have sent by wire transfer (equal to $4.43 multiplied by the number of New Warrants received in exchange for Loyalty Program Warrants).

         NUMBER OF LOYALTY PROGRAM          AGGREGATE EXERCISE PRICE
                  WARRANTS                       OF NEW WARRANTS
         -------------------------          ------------------------


                -----------                       -----------


---------------------------------           -------------------------------
Signature                                   Date



Name:
     ----------------------------           --------------------------------
                                            Social Security Number or Tax ID
                                            Number